As filed with the Securities and Exchange Commission on January 28, 1999.
                                                      Registration No. 333-68569


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST - EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          THE LESLIE FAY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                         2335                  13-3197085
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                                  1412 Broadway
                               New York, NY 10018
                                 (212) 221-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    John J. Pomerantz, Chairman of the Board
                          The Leslie Fay Company, Inc.
                                  1412 Broadway
                               New York, NY 10018
                                 (212) 221-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              Michael J. Shef, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.
                  -------------------------------------------

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Securities and Exchange
   Commission registration fee                                   $   4,873.16
Legal fees and expenses                                             35,000.00
Accounting fees and expenses                                        25,000.00
Miscellaneous                                                        1,126.84
                                                                  -----------
Total                                                             $ 66,000.00
                                                                  ===========


Item 16.          Exhibits and Financial Statement Schedules.
                  ------------------------------------------

         (a)      Exhibits:

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:


Exhibit
Number                   Description
--------                 -----------

2.1      Amended Joint Plan of Reorganization.(2)

3.1(a)   Restated  Certificate of  Incorporation  of the  registrant.(2)

3.1(b)   Amendment   to   Restated   Certificate   of   Incorporation   of   the
         registrant.(4)

3.2      Amended and Restated By-laws of the registrant.(2)

4.1* Specimen Copy of Stock Certificate for shares of Common Stock of the registrant.

4.2 Revolving Credit Agreement dated June 2, 1997 between Leslie Fay Marketing, Inc. ("LFM") and the CIT Group/Commercial Services, Inc. ("CIT").(2)

4.3 First Amendment dated February 23, 1998 to the Revolving Credit Agreement between LFM and CIT.(5)

4.4 Second Amendment dated March 31, 1998 to the Revolving Credit Agreement between LFM and CIT.(5)

4.5 Third Amendment dated October 28, 1998 to the Revolving Credit Agreement between LFM and CIT.(9)

5.1* Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of securities being registered.

Exhibit
Number                 Description
-------                -----------

10.1 Employment Agreement dated as of January 4, 1998 between the registrant and John J. Pomerantz.(8)

10.2 Employment Agreement dated as of January 4, 1998 between the registrant and John Ward.(8)

10.3 Employment Agreement dated as of January 4, 1998 between the registrant and Dominick Felicetti.(8)

10.4 Employment Agreement dated as of January 4, 1998 between the registrant and Warren T. Wishart.(8)

10.5     1997 Management Stock Option Plan.(6)


10.6     1997 Non-Employee Director Stock Option and Stock Incentive Plan.(7)


10.7     Factoring Agreement dated June 4, 1997 between LFM and CIT.(2)

10.8 Lease Agreement dated December 13, 1989 between 1412 Broadway Associates and the Company, modified as of July 31, 1990 and August 1, 1990, for certain premises located at 141 Broadway, New York, New York.(1)

10.9 Modification of Lease Agreement dated August 11, 1998 between Fashion Gallery Owners (formerly 1412 Broadway Associates) and the Company for certain premises located at 1412 Broadway, New York, New York.(8)

10.10 Lease Agreement dated August 1, 1997 between John J. Passan and the registrant for certain premises located at One Passan Drive, Borough of Laflin, Luzerne County, Pennsylvania.(3)

21.1     List of Subsidiaries.(5)

23.1     Consent of Arthur Andersen LLP. (included in original filing)

23.2* Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)

24.1     Power of Attorney (included in original filing)

-----------------------
* filed herewith

(1) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

(2) Incorporated by reference to Current Report on Form 8-K for an event dated June 4, 1997.

(3) Incorporated by reference to Quarterly Report on Form 10-Q for the fiscal quarter ended July 5, 1997.

(4) Incorporated by reference to Quarterly Report on Form 10-Q for the fiscal quarter ended October 4, 1997.

(5) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended January 3, 1998.

(6) Incorporated by reference to the Company's Registration Statement on Form S-8 relating to shares under the 1997 Management Stock Option Plan.

(7) Incorporated by reference to the Company's Registration Statement on Form S-8 relating to shares under the 1997 Non-Employee Director Stock Option and Stock Incentive Plan.

(8) Incorporated by reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1998.

(9) Incorporated by reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 1998.

         (b)      Financial Statement Schedules:

                  See Index to Consolidated Financial Statements

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of January, 1999.

                                               The Leslie Fay Company, Inc.

                                               By:   /s/ Warren T. Wishart
                                                    ----------------------------
                                                  Warren T. Wishart
                                                  Senior Vice President -
                                                  Administration and Finance,
                                                  Chief Financial Officer and
                                                  Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                Title                                Date
----------                -----                                ----

            *             Chief Executive Officer and           January 28, 1999
----------------------    Chairman of the Board of Directors
John J. Pomerantz


/s/ Warren T. Wishart     Chief Financial and Accounting        January 28, 1999
----------------------    Officer
    Warren T. Wishart


            *             Director                              January 28, 1999
----------------------
Clifford B. Cohn

            *             Director                              January 28, 1999
----------------------
Mark B. Dickstein

            *             Director                              January 28, 1999
----------------------
Chaim Y. Edelstein


            *             Director                              January 28, 1999
----------------------
 Mark Kaufman


            *             Director                              January 28, 1999
----------------------
Bernard Olsoff


            *             Director                              January 28, 1999
----------------------
Robert L. Sind

            *             Director                              January 28, 1999
----------------------
John A. Ward


*By:  /s/ Warren T. Wishart
---------------------------
          Warren T. Wishart
          Attorney-in-fact